Exhibit 99.1

Sabine Royalty Trust

News Release

SABINE ROYALTY TRUST DECLARES
MONTHLY CASH DISTRIBUTION FOR JANUARY

     Dallas, Texas, January 5, 2004 – Bank of America, N.A., Dallas, Texas, as Trustee of the Sabine Royalty Trust (NYSE – SBR), today declared a cash distribution to the holders of its units of beneficial interest of $0.23520 per unit, payable on January 29, 2004, to unit holders of record on January 15, 2004.

     Due to the timing of the end of the month of December and the Christmas and New Year holidays, approximately $453,000 of revenue received will be posted in the following month of January in addition to normal receipts during January. Approximately $326,000 for ad valorem taxes for 2003 are being deducted from this month’s distribution as compared to $312,000 in January 2003. Tax Information for 2003 will be available before March 1, 2004.

     For more information on Sabine Royalty Trust, please visit our website at www.sbr-sabineroyalty.com.

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Contact:	Ron E. Hooper Senior Vice President Bank of America, N.A. Toll Free – 800.365.6541